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                                                               EXHIBIT 23.1



                           [COPPERS & LYBRAND LETTERHEAD]



                                    _______________



We consent to the incorporation by reference in this Prospectus Supplement of PNC Mortgage Securities Corp. relating to Mortgage Pass-Through Certificates. Series 1996-1 of our report dated January 17, 1996 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts".




                                              /s/ COOPERS & LYBRAND L.L.P.
                                                  COOPERS & LYBRAND L.L.P.

New York, New York
May 23, 1996